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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-15675, No. 33-22656, No. 33-39458, No. 33-41265, No. 33-
51110, No. 33-54683, No. 33-61015, No. 333-08693, No. 333-15037, No. 333-
24469, No. 333-62655, No. 333-74651, No. 333-81207, No. 333-92539 and No. 333-
45928) pertaining to the 1987 Stock Option Plan, 1990 Directors' Option Plan, 1996 Stock Plan, Employee Qualified Stock Purchase Plan, Nonstatutory Stock Option Plan, the 1998 Employee Qualified Stock Purchase Plan, and the 2000 Directors' Option Plan of Autodesk, Inc., the Teleos Research 1996 Stock Plan and the Softdesk, Inc. 1992 Stock Option Plan, Softdesk, Inc.1993 Director Stock Option Plan and Softdesk, Inc. 1993 Equity Incentive Plan, and the Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock Option Plan, Discreet Logic Inc. 1995 Employee Stock Purchase Plan, Discreet Logic, Inc. 1995 Non-Employee Director Stock Option Plan, and Discreet Logic, Inc. 1997 Special Limited Non-Employee Director Stock Plan, of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2001.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
April 27, 2001